1 SECOND AMENDMENT TO LEASE THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made and entered into as of January __ ______, 2023 (“Effective Date”), by and between EQC CAPITOL TOWER PROPERTY LLC, a Delaware limited liability company ("Landlord") and CROWDSTRIKE, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant are parties to that certain Office Lease Agreement dated as of April 20, 2018, as amended by that certain First Amendment to Lease dated as of June 6, 2019 (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 36,385 rentable square feet (the “Existing Premises”) described as Suite 1400 on the 14th floor and Suite 1750 on the 17th floor of the building commonly known as Capitol Tower, located at 206 East 9th Street, Austin, Texas (the "Building"). B. Tenant has requested that additional space containing approximately 11,233 rentable square feet described as Suite 1500, as shown on Exhibit A hereto (the “Expansion Space”), be added to the Existing Premises. C. The Lease shall expire by its terms as of October 31, 2024 (the “Existing Termination Date”), and the parties wish to extend the Term. D. Landlord and Tenant desire the Lease be appropriately amended and are willing to do the same on the following terms and conditions. NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Expansion. 1.01. Effective as of the Expansion Commencement Date (defined below), the Premises, as defined in the Lease, is increased from 36,385 rentable square feet on the 14th and 17th floors to 47,618 rentable square feet on the 14th, 15th and 17th floors by the addition of the Expansion Space, and from and after the Expansion Commencement Date, the Existing Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Commencement Date and end on February 28, 2030 (the “Extended Termination Date”). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. 1.02. The “Expansion Commencement Date” shall be September 1, 2023. Tenant reserves the right to delay the Expansion Commencement Date by up to 30 days if substantial completion of the Initial Alterations is delayed for reasons beyond Tenant’s reasonable control, including a breach of the Landlord warranties expressly stated in Section 6 of this Amendment. Tenant shall exercise this right to delay the Expansion Commencement Date by written notice Exhibit 10.26

2 delivered to Landlord on or before May 1, 2023. If the Expansion Commencement Date is delayed, the Extended Termination Date for the Expansion Space shall not be similarly extended. 2. Extension. The term of the Lease with respect to the Existing Premises is extended to be coterminous with the term of the Lease with respect to the Expansion Space and shall expire on the Extended Termination Date. The period commencing on the Expansion Commencement Date and expiring on the Extended Termination Date is referred to herein as the “Extension Term,” and the period commencing on the day immediately following the Existing Termination Date (i.e., November 1, 2024) and expiring on the Extended Termination Date is referred to herein as the “Existing Premises Extension Term.” 3. Base Rent. 3.01. In addition to Tenant’s obligation to pay Base Rent for the Existing Premises in the amounts set forth in the Lease through the Existing Termination Date, Tenant shall pay Landlord Base Rent for the Expansion Space as follows: Months of Extension Term Annual Rate Per Square Foot Monthly Base Rent Expansion Commencement Date through August 31, 2024 $39.00 $36,507.25 September 1, 2024 through August 31, 2025 $40.17 $37,602.47 September 1, 2025 through August 31, 2026 $41.38 $38,735.13 September 1, 2026 through August 31, 2027 $42.62 $39,895.87 September 1, 2027 through August 31, 2028 $43.90 $41,094.06 September 1, 2028 through August 31, 2029 $45.22 $42,329.69 September 1, 2029 through February 28, 2030 $46.58 $43,602.76 Notwithstanding anything in this Amendment to the contrary, so long as Tenant is not in Default (as defined in Section 18) under the Lease, Tenant shall be entitled to an abatement of the entire Base Rent due for the Expansion Space initially described in the base rent table above during each of the first 4 consecutive full calendar months of the Extension Term (the "Rent Abatement Period"). The total amount of Base Rent abated during the Rent Abatement Period shall be referred to as the "Abated Base Rent". In the event of any monetary or material non-monetary Default, after lapse of the applicable cure period, at any time during the Lease Term (as may be extended), that results in termination of this Lease or Tenant’s possession of the Premises, the unamortized amount of Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of such Default shall not limit or affect any of Landlord's other rights, pursuant to this Amendment or at law or in equity. During the Rent Abatement Period, only Base Rent with respect to the Expansion Space shall be abated, and all Additional Rent and other costs and charges shall remain as due and payable pursuant to the provisions of this Amendment. 3.02. During the Existing Premises Extension Term, Tenant shall pay Landlord Base Rent for the Existing Premises as follows: Exhibit 10.26

3 Months of Existing Premises Extension Term Annual Rate Per Square Foot Monthly Base Rent November 1, 2024 through October 31, 2025 $41.38 $125,467.61 November 1, 2025 through October 31, 2026 $42.62 $129,227.39 November 1, 2026 through October 31, 2027 $43.90 $133,108.46 November 1, 2027 through October 31, 2028 $45.22 $137,110.81 November 1, 2028 through February 28, 2030 $46.58 $141,234.44 3.03 All Base Rent set forth in this Section 3 shall be payable by Tenant in accordance with the terms of the Lease, provided that the installments of Base Rent, Expense Rent and Tax Rent for the Expansion Space for the first full calendar month of the Extension Term following the abatement period shall be payable upon the execution of this Amendment. 4. Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment. Upon execution and delivery of this Amendment, the Letter of Credit shall be reduced to the aggregate amount of $60,611.40. If requested by the Issuing Bank, Landlord shall promptly execute and deliver to the Issuing Bank all instruments reasonably required by the Issuing Bank to effectuate such reduction. Tenant shall pay the cost of any Bank charges or fees imposed in connection with such reduction. 5. Tenant's Pro Rata Share. During the Extension Term, Tenant shall pay for Tenant’s Pro Rata Share of Expenses and Taxes applicable to the Premises in accordance with the terms of the Lease, provided, however, during such period, Tenant's Pro Rata Share for the Premises shall be 27.1312%. 6. Improvements to Expansion Space. The Expansion Space is being delivered in "as is” condition, broom clean and clear of all personal property, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as Exhibit B and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B. Notwithstanding the foregoing, Landlord warrants (i) that all of the base-Building systems serving the Expansion Space and the base-Building systems serving the common areas serving the Expansion Premises shall be in good working order and free from material defects on the Effective Date, (ii) to the best of Landlord’s knowledge, the Common Areas of the Building, including the Parking Facility and the path of travel to and from the Parking Facility, are free from material defects and code compliant on the Effective Date, and (iii) that the structure of the Premises (exterior walls, exterior windows, floor slabs, columns, and other base building elements) shall be structurally sound and in water tight condition on the Effective Date. Exhibit 10.26

4 7. Renewal Option. Tenant shall continue to have the Renewal Option set forth in Article I of Exhibit F to the Lease, as amended by Section 8 of the First Amendment; provided, however, that: (a) Section 8 of the First Amendment is hereby deleted in its entirety. (b) Section (A)(5) of Article I, Exhibit F to the Lease, is hereby deleted in its entirety and restated as follows: “The Lease is in full force and effect at the time Tenant delivers its Initial Renewal Notice and at the time Tenant delivers its Binding Notice.” (c) The following is added as Section (B)(4) to Article I, Exhibit F to the Lease: “Tenant’s Renewal Option may be exercised with respect to all or a portion of the Premises, provided that an exercise with respect to less than the entire Premises (i) must include all of Suite 1400, and (ii) may include either Suite 1500 and/or Suite 1750, but may not include only parts of Suites 1500 or 1750 (i.e., if either or both of those Suites are renewed, they must be renewed in their entirety). Except as expressly modified herein, the Renewal Option shall continue in full force and effect. 8. Right of First Offer. Tenant’s Right of First Offer, as set forth in Article II of Exhibit F to the Lease, is hereby deleted in its entirety and shall be deemed void and of no further force or effect. 9. Right of First Refusal. 9.01. Grant of Option; Conditions. Tenant shall have an ongoing and continuous right of first refusal (the “Right of First Refusal”) with respect to all of the office space on the 15th and 17th floors of the Building (the "Refusal Space"). Tenant’s Right of First Refusal shall be exercised as follows: when Landlord is prepared to accept an offer (an “Acceptable Offer”) from a prospective tenant, other than the then-existing future tenant in the Refusal Space that is leasing such Refusal Space (after Tenant previously declined to give Notice of Exercise for such Refusal Space following Landlord’s delivery of an Advice in connection with such future tenant’s initial occupancy of the Refusal Space), interested in leasing the Refusal Space (the “Prospect”), Landlord shall advise Tenant (the "Advice") of the terms of the Acceptable Offer under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with an irrevocable written notice of exercise (the "Notice of Exercise") within 10 business days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if: a. Tenant is in economic or material non-economic Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or b. the Premises, or any portion thereof, is sublet except to an Affiliate at the time Landlord would otherwise deliver the Advice; or c. the Lease has been assigned, except in case of a Permitted Transfer, prior to the date Landlord would otherwise deliver the Advice; or Exhibit 10.26

5 d. the Refusal Space is not intended for the exclusive use of Tenant or its Permitted Transferee during the Term; or e. the Tenant or its Permitted Transferee is not occupying the Premises on the date Landlord would otherwise deliver the Advice. 9.02. Terms for Refusal Space. a. If the commencement date proposed by Landlord for the Refusal Space is scheduled to occur on or before the one-year anniversary of the Expansion Commencement Date, then the Advice Landlord delivers to Tenant shall reflect that Landlord is prepared to Lease the Refusal Space to Tenant on a co-terminus basis with the remainder of the Premises (i.e., to expire on the Extended Termination Date). However, if the commencement date proposed by Landlord for the Refusal Space is scheduled to occur after the one-year anniversary of the Expansion Commencement Date, then the term for the Refusal Space shall expire on the date contemplated for the third-party Acceptable Offer, as described in the Advice. In either event, Tenant’s lease of the Refusal Space shall, if exercised, commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the Advice. b. The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in the condition described in the Acceptable Offer and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Acceptable Offer specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party, provided that Tenant reserves the right to terminate and rescind its Notice of Exercise if Landlord is unable to deliver possession of the Refusal Space within one hundred and twenty (120) days after the scheduled delivery date. 9.03. Intentionally Deleted. 9.04. Refusal Space Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the "Refusal Space Amendment") adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Exhibit 10.26

6 Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A draft of the proposed Refusal Space Amendment shall be sent to Tenant for its review and approval within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within 15 business days thereafter. 9.05. Subordination. Notwithstanding anything herein to the contrary, Tenant's Right of First Refusal is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Refusal Space on the Effective Date, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the Effective Date. 10. Signage. 10.01. Section 7.06(a) of the Lease shall apply to the Expansion Space. 10.02 Section 7.06(c) of the Lease is hereby deleted in its entirety, and of no further force or effect. 10.03. So long as Crowdstrike, Inc., or its Permitted Transferee (as defined in Section 11 of the Lease) is not in economic or material non-economic Default and is occupying at least 47,618 square feet in the Building (the “Signage Conditions”), and subject to (i) the terms of this Section 10.03 and (ii) Tenant’s obtaining all required governmental approvals, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to install and maintain one sign on the exterior top of the Building (the “Rooftop Sign”) on the West facing side of the Building substantially as shown on Exhibit C attached hereto, i.e., such exclusive right being limited to West-facing, top of the Building signage. The configuration, design, materials, color and construction of the Rooftop Sign, as well as the way in which it is attached to the Building, shall be subject to Landlord’s reasonable written approval and the approval of the applicable governmental authorities. The Rooftop Sign shall be professionally fabricated. The content of the Rooftop Sign shall be limited to Tenant’s or its Permitted Transferee’s name and/or trade name or business logo, and shall be subject to Landlord’s reasonable prior written approval. Tenant shall obtain all required governmental approvals to install and maintain the Rooftop Sign. Tenant shall maintain the Rooftop Sign in first class condition and in compliance with all applicable laws, at Tenant’s sole cost and expense. If Tenant fails to maintain the Rooftop Sign under this Section, after not less than 20 days’ notice and opportunity to cure (provided Landlord may immediately cure any defect that creates a danger of imminent harm to persons or property, at Tenant’s sole cost and expense) Tenant shall remove the Rooftop Sign and repair all damage caused in connection therewith at Tenant’s sole cost and expense. Tenant’s rights with respect to the Rooftop Sign shall automatically expire if, at any time from and after the Expansion Commencement Date, the Signage Conditions are no longer met. At the expiration of the Term or the sooner termination of Tenant’s right to possession of the Premises or Tenant’s right to maintain the Rooftop Sign under this Section, Tenant shall remove the Rooftop Sign and repair all damage caused in connection therewith at Tenant’s sole cost and expense. 10.04. The terms and conditions set forth in Section 7.06(d) of the Lease shall apply to Tenant’s rights under Section 10.03 above with respect to the Rooftop Sign. 10.05. Section 7.06(b) of the Lease shall not apply so long as Tenant meets the Signage Conditions for a Rooftop Sign. If and when Tenant fails to meet the Signage Conditions for the Rooftop Sign, the provisions of Section 7.06(b) shall apply. Exhibit 10.26

7 11. Density. In no event shall Tenant exceed a density of one workstation per 130 square feet of rentable area in connection with its use of the Existing Premises or Expansion Space, as reasonably estimated by Landlord. Without limiting the foregoing, it is agreed and acknowledged that, in the event Tenant exceeds a density ratio of one workstation per 150 square feet of rentable area in connection with its use of the Existing Premises or Expansion Space, such excess usage shall not be a Default, provided, however, that Landlord’s reasonable cost to (i) supply necessary additional services and utilities to the Expansion Space, and (ii) install necessary additional systems and equipment to the Expansion Space occasioned (in Landlord’s reasonable judgment) by such excess usage, shall be borne by Tenant solely. 12. Parking. In addition to the allotment of parking spaces described in Section 10 of the First Amendment, Landlord hereby grants Tenant a license to use up to 34 additional parking spaces in the Parking Facility (“Expansion Parking Spaces”) (i.e., 155 spaces in the aggregate under the Lease), with the right of Tenant to allocate no more than 3 of such Expansion Parking Spaces as reserved spaces, and the balance of which spaces shall be non-reserved parking spaces, in either case on the terms and conditions set forth in Exhibits H and H-1 to the Lease. Tenant shall pay Landlord the general Parking Facility Parking Charge applicable to each space per month, which is currently $225 plus taxes per month for unreserved spaces and $325 plus taxes per month for reserved spaces (“Current Rates”). The Current Rates shall remain unchanged for a period of 3 years from the Expansion Commencement Date, solely with respect to the Expansion Parking Spaces, and are subject to increases to market rates thereafter. 13. After Hours HVAC. Section 7.01 of the Lease is hereby amended to state that with not less than 24 hours advance notice, Landlord shall provide after-Building Service Hours HVAC to the Premises at a cost of $45.00 per zone per hour, adjusted from time to time to reflect utility rate increases, plus wear and tear on equipment. 14. Miscellaneous. 14.01. This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. 14.02. Except as herein expressly modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect and shall apply to the Expansion Space (including without limitation, all provisions in Exhibit G-1 to the Lease). 14.03. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Exhibit 10.26

8 14.04. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. 14.05. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. 14.06. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Jones Lang LaSalle in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than Jones Lang LaSalle in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment. 14.07. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant agrees that Tenant may acknowledge only the existence of this Amendment by and between Landlord and Tenant, that Tenant may not disclose any of the terms and provisions contained in this Amendment to any tenant or other occupant in the Building or to any agent, employee, subtenant or assignee of such tenant or occupant, and Tenant also shall cause the Tenant Related Parties (including, without limitation, its brokers) to comply with the restrictions set forth in this sentence. The terms and provisions of the preceding sentence shall survive the termination of the Lease (whether by lapse of time or otherwise). Notwithstanding the foregoing, each party hereto acknowledges and agrees that the other party is a United States publicly traded company and is required to comply with United States securities laws and regulations and stock exchange rules, and that the other party may disclose this Amendment in compliance with such laws, regulations and rules. 14.08. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature. [SIGNATURES ARE ON FOLLOWING PAGE] Exhibit 10.26

9 IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written. LANDLORD: EQC CAPITOL TOWER PROPERTY LLC, a Delaware limited liability company By: _____________________________ Name: _____________________________ Title: _____________________________ TENANT: CROWDSTRIKE, INC., a Delaware corporation By: _____________________________ Name: _____________________________ Title: _____________________________ Exhibit 10.26

EXHIBIT A 1 EXHIBIT A OUTLINE AND LOCATION OF EXPANSION SPACE Capitol Tower 206 East 9th Street Austin, TX Exhibit 10.26

EXHIBIT B 1 EXHIBIT B WORK LETTER This Exhibit B is attached to and made a part of the Second Amendment to Lease (the “Amendment”) between EQC Capitol Tower Property LLC, a Delaware limited liability company (“Landlord”) and Crowdstrike, Inc., a Delaware corporation (“Tenant”). All capitalized terms in this Work Letter shall have the meaning given them in the Lease and in the Amendment. 1. Tenant, following the delivery of the Expansion Space by Landlord and the full and final execution and delivery of the Amendment and delivery of all prepaid rents required under the Amendment, shall have the right to perform alterations and improvements in the Expansion Space and the Existing Space (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of Tenant’s plans for the Initial Alterations shall not be unreasonably withheld, conditioned, or delayed. Landlord shall review Tenant’s plans within 15 Business Days after Tenant’s delivery of such plans (in PDF, CAD and hard copy formats) to Landlord’s Building manager. Unless otherwise expressly agreed to by Landlord in writing, Tenant’s plans shall be consistent with the Building’s standards for leasehold improvements. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of the Lease, or (iii) is not licensed as a contractor in the state/municipality in which the Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall ensure that all contractors performing the Initial Alterations include Landlord and such other parties as Landlord shall require as additional insureds on the insurance policies maintained by such contractors. 2. Subject to the terms and conditions of this Exhibit, Landlord agrees to contribute the sum of $1,765,530 (the "Allowance") toward the cost of performing the Initial Alterations. The Allowance, which may be used interchangeably on both the Existing Premises and the Expansion Space, may only be used for the cost of construction management, permitting, preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. Except for payment of architect’s fees as provided below, the entire Allowance shall be paid to Tenant directly, in one lump sum, following substantial completion of the Initial Alterations , within 30 days after receipt of the following documentation: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations in PDF, CAD and hard copy formats, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good Exhibit 10.26

EXHIBIT B 2 and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. Disbursement of the Allowance for architect’s fees shall be paid by Landlord to architect not later than thirty (30) days following Landlord’s receipt of invoices received from architect in proper form, rather than at the time of Tenant’s lump sum disbursement. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Default under the Lease, provided Landlord has delivered written notice to Tenant regarding the existence of such uncured Default prior to receipt of Tenant’s request for disbursement of Allowance funds, and Landlord's obligation to disburse shall only resume when and if such Default is cured. In addition to the above-described Allowance, Landlord, provided Tenant is not in Default, agrees to provide Tenant with a space planning allowance (the “Space Planning Allowance”) in an amount not to exceed $0.20 per rentable square foot of the Expansion Space to be applied toward the cost of the preparation of a preliminary space plan for the Initial Alterations with two revisions and pricing notes. If the Space Planning Allowance exceeds the cost of the preparation of the preliminary plan by Tenant’s architect, any remaining Space Planning Allowance shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. The Space Planning Allowance shall be paid to Tenant on or before the later of (i) thirty (30) days after the date Landlord approves the final plans for the Initial Alterations, (ii) the date Tenant commences construction of the Initial Alterations in the Premises, or (iii) concurrent with the first disbursement of the Allowance. 3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit within 24 months following the date of full execution and delivery of the Amendment, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. 4. Tenant shall pay a fee to Landlord or, at Landlord’s direction, to Landlord’s Building manager, equal to 1% of the hard costs of the Initial Alterations as compensation for Landlord’s project administration of the Initial Alterations, including, without limitation, review of Tenant’s plans, processing payment of the Allowance and other payment requests, coordination of the performance of the Initial Alterations and other work in the Building, monitoring of the Initial Alterations, and project close-out. Landlord shall be entitled to deduct such fee from the Allowance. Tenant and its contractors, subcontractors, and consultants shall not be charged for hoists, freight elevators, or access to loading docks during construction of the Initial Improvements. 5. Tenant shall have no obligation to remove any Initial Alterations on or prior to the Termination Date, as provided in Section 8 of the Lease, except to the extent that (i) any such Initial Alterations are deemed by Landlord, in its reasonable judgment, to be non-standard office improvements of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (“Required Removables”), and (ii) Landlord gives notice to Tenant of any such specific items of Required Removables at the time Landlord gives its approval of Tenant’s plans, as provided in Section 1 of this Exhibit. Exhibit 10.26

EXHIBIT B 3 6. If Tenant shall be actually delayed in substantially completing the Initial Alterations as a result of Landlord’s failure to furnish information or approvals within any time period specified in this Exhibit, then the Expansion Commencement Date and the deadline for submitting requests for payment the Allowance, as provided in Section 3 of this Exhibit, shall be delayed by the number of days by which Landlord actually exceeded such time period(s) specified in this Exhibit. 7. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Existing Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Exhibit 10.26

EXHIBIT C 1 EXHIBIT C ROOFTOP SIGN The dimensions of such building signage shall not exceed a width of 35 feet 5 inches or a height of six feet 2 ½ inches. Exhibit 10.26